Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No 333-160262, No. 333-181018, No. 333-188164, and No. 333-231605) on Form S-8 and (No. 333-230819 and No. 333-249269) on Form S-3 of Evans Bancorp, Inc. of our report dated March 6, 2025 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Columbus, Ohio

March 6, 2025